EXHIBIT 10.29

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is entered into as of April 1, 2005 (the “Effective Date”) by and between James Dean (“Dean”) and Extreme Ease Software, Inc. (“EES”), formerly known as Network Simplicity Software, Inc., a British Columbia company and Forgent Networks, Inc., a Delaware corporation (“Forgent”), and Forgent Networks Canada, Inc., a Yukon company (“Forgent Canada”), Network Simplicity Software, Inc., a Delaware corporation (“NetSimplicity”).

Recitals

WHEREAS, Dean, EES, Forget and NetSimplicity are parties to an Asset Purchase Agreement. In addition, Dean and NetSimplicity are parties to a Confidentiality and Invention Disclosure Agreement, Dean and Forgent Canada are parties to a Confidentiality and Invention Disclosure Agreement, and Dean and Forgent, NetSimplicity and Forgent Canada are parties to a Noncompetition and Nonsolicitation Agreement. The Confidentiality and Invention Disclosure Agreements and the Nonsolicitation Agreement shall be referred to herein as the “Prior Agreements”;

WHEREAS, Forgent and NetSimplicity commenced an arbitration case against Dean and EES with the American Arbitration Association, styled In the Matter of the Arbitration between Forgent Networks, Inc. and Network Simplicity Software, Inc., a Delaware corporation, and James Dean and Extreme Ease Software, Inc., f/n/a Network Simplicity, Inc., a British Columbia company asserting claims of breach of contract and breach of fiduciary duty; and

WHEREAS, all the parties desire to settle their disputes, and avoid the time and expense of litigation related thereto:

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Agreement

1. Release of Dean and EES. Forgent, Forgent Canada and NetSimplicity each hereby, for themselves and their predecessors, successors and assigns, and all others claiming by or through either of them, voluntarily and knowingly, unconditionally and fully release and forever discharge Dean and EES, and any successors, predecessors-in-interest, officers, directors, employees, attorneys, agents and representatives thereof, from any and all claims, demands, causes of action, obligations, damages and liabilities whatsoever, including claims for exemplary damages, whether legal or equitable, whether known or unknown, disclosed or undisclosed, suspected or unsuspected, which Forgent, Forgent Canada and NetSimplicity ever had, now have, or may ever have against Dean and EES related to, resulting from, or arising out of, any act, transaction, or occurrence between the parties occurring prior to the date of this Agreement, including, without limitation, each and every claim for any type of relief or remedy whatsoever based upon any theory whatsoever, whether known or unknown at this time, and specifically, including, without limitation, claims or causes of action relating to or arising from the parties’ prior business dealings, whether such claims are grounded in common law, contract, statute or tort, except as expressly provided herein.

2. Termination of Prior Agreements. In addition to the foregoing release, Forgent, Forgent Canada and NetSimplicity agree to terminate the Prior Agreements and release Dean and EES of any and all future obligations that Dean and/or EES may have had pursuant to the Prior Agreements except for the obligations relating to confidentiality and nondisclosure of proprietary and confidential information relating to Forgent, Forgent Canada and NetSimplicity.

3. Release of Forgent, Forgent Canada and NetSimplicity. Dean and EES each hereby, for themselves and their predecessors, successors, and assigns, and all others claiming by or through either of them, voluntarily and knowingly, unconditionally and fully release and forever discharge Forgent, Forgent Canada and NetSimplicity, and any representatives thereof, from any and all claims, demands, causes of action, obligations, damages, and liabilities whatsoever, including claims for exemplary damages, whether legal or equitable, whether known or unknown, disclosed or undisclosed, suspected or unsuspected, which Dean and EES ever had, now had, or may ever have against Forgent, Forgent Canada and NetSimplicity relating to, resulting from, or arising out of, any act, transaction, or occurrence between the parties occurring prior to the date of this Agreement, including, without limitation, and each and every claim for any type of relief or remedy whatsoever based upon any theory whatsoever, whether known or unknown at this time, and specifically, including, without limitation, all claims arising out of or related to the Asset Purchase Agreement, the Earn-Out provisions therein, and all claims to the Escrow Collateral held by Wells Fargo Bank, N.A. under the Escrow Agreement entered into between the parties, and all claims or causes of action relating to or arising from the parties’ prior business dealings, whether such claims are grounded in common law, contract, statute or tort, except as expressly provided herein.

4. Termination of Escrow Agreement. In addition to the foregoing releases, the parties hereto agree that this Agreement shall serve as joint instructions to the Escrow Agent, Wells Fargo Bank, N.A., formerly known as Wells Fargo Bank Texas, a banking corporation, to terminate the Escrow Agreement entered into in connection with the Asset Purchase Agreement dated October 6, 2003 (the “Asset Purchase Agreement”) and to release the Escrow Collateral to Forgent within five (5) business days of the receipt of this Agreement.

5. Transfer of Title to Intellectual Property. Dean and EES hereby agree that execution of this Agreement shall be effective to transfer to Forgent, Forgent Canada and NetSimplicity any and all ownership rights Dean and EES may have to the web-based reporting tool named “Reports & Forms”, the web-based reporting tool named “Extreme Web Reports” and the web-based CRM application named “Sell and Support” (the “Software”) along with all related tools, scripts, specifications, documentation and other materials.

6. Delivery of Software and Deliverables. Dean and EES acknowledge that upon execution of this Agreement by all the parties, Forgent, Forgent Canada and NetSimplicity will be the owners of the Software and the related tools, scripts, specifications, and documentation associated therewith. EES and Dean agree to deliver to Forgent, Forgent Canada and NetSimplicity within ten (10) days of the execution of this Agreement the source code and object code relating to the Software and all build tools, packaging tools, and other tools together with all related scripts, specifications, and documentations, including engineering notes, design and architecture notes, test documentation, requirement documentation, performance documentation, test scripts, third-party libraries, user documentation in source format, and in output formats, translations, tools for user documentation generation, pre-built executables, such as object code, and finished user documentation, and all other data, media, drawings and materials related to the Software (the “Deliverables”). At the time of the delivery of the Software and Deliverables to Forgent, Dean and EES shall represent and warrant in writing that they have fully complied with this provision and have delivered all Software and Deliverables to Forgent.

7. Current Deliverables. Dean and EES represent and warrant that the source code and object code relating to the Software and all build tools, packaging tools, and other tools delivered by Dean and EES to Forgent, Forgent Canada and NetSimplicity shall be the current and most recent versions created by Dean and EES.

8. No Admission. The parties hereto agree that neither the consideration described above nor anything herein contained shall be deemed to be an admission of liability by or to the parties hereto.

9. Dismissal of Arbitration. Within five (5) business days after the execution of this Agreement and the License Agreement, Forgent will undertake the necessary steps to effect the dismissal of the Arbitration.

10. No Assignment of Claims. Each of the parties hereto represents and warrants that he/it has not assigned or transferred, or purported to assign or transfer, to any person, firm, partnership, corporation or entity whatsoever, any rights, claims, demands, damages, liabilities, attorneys’ fees, costs, expenses, actions and causes of action released, compromised and settled in this Agreement. Each Party represents and warrants that he/it is the party which has all of the interest in any of the released, compromised and settled matters referenced in Sections 1 through 4 of this Agreement.

11. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties pertaining to the subject of this Agreement and there are no representations, warranties or commitments except as provided therein. This Agreement supersedes and replaces all prior and contemporaneous negotiations, agreements and proposed agreements, written or oral, relating to the intellectual property rights in and to the Software and Deliverables. This Agreement may be modified only by a writing signed by each of the parties.

12. Mutual Drafting. This Agreement represents a bargained for agreement resulting from the negotiation of the parties. This Agreement shall be deemed as joint work product of all parties and their respective counsel, and all parties shall be considered the drafters of this Agreement. Any rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not be applicable to this Agreement. By their authorized signatures below, the parties certify that they have carefully read and fully considered the terms of this Agreement, that they have had an opportunity to discuss these terms with attorneys or advisors of their own choosing, that they agree to all of the terms of this Agreement, that they intend to be bound by them and to fulfill the promises set forth herein, and that they voluntarily and knowingly enter into this Agreement with full understanding of its binding legal consequences.

13. Assignment. None of the rights or obligations of any party under this Agreement may be assigned by such Party without the prior written consent of the other party hereto.

14. Execution in Counterparts. This Agreement may be executed by facsimile in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

15. No Third Party Beneficiaries. This Agreement is written solely to set forth the respective rights and obligations of the parties hereto with respect to the subject matter hereof and is not intended to create or convey any rights whatsoever with respect to any third party.

16. Binding on Successors. This Agreement shall inure to the benefit of and be binding on each of the parties hereto and on their successors, heirs and permitted assigns.

17. Fees and Expenses. Except as otherwise provided herein, all costs and expenses (including, without limitation, attorneys’ fees and expenses, independent auditors’ fees and expenses, taxes, or interest) incurred in connection with this Agreement and the Arbitration shall be paid by the party incurring such expense.

18. Assumption of Risk. Each of the parties hereto acknowledges that no other party, nor any agent or attorney of any party, has made any promise, representation or warranty whatsoever, expressed or implied, not expressly contained in this Agreement concerning the settlement described herein, to induce that party to execute and deliver this Agreement and acknowledges that that party has not executed or delivered this Agreement in reliance upon such promise, representation or warranty not contained herein.

19. Authority to Sign Agreement. Each party hereto represents and warrants to the other that (i) they are represented by counsel in entering into this Agreement; (ii) the signators to this Agreement have full legal right, title, and authority to execute this Agreement on behalf of the individuals and entities they represent; (iii) this Agreement and any other agreement or instrument entered into in connection herewith, when executed and delivered, will be valid and enforceable obligations of such party, enforceable in accordance with their terms; and (iv) entering into this Agreement any other agreement or instrument entered into in connection herewith and performance hereunder and thereunder does not and will not violate any agreement existing between such party and any third party.

20. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas.

21. Headings. The descriptive headings that are used in this Agreement are for convenience only and shall not affect the meaning of any provision in the Agreement.

22. Severability. If any provision of this Agreement is prohibited by law, such provision shall not affect the validity of the remaining provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

/S/ JAMES DEAN
JAMES DEAN

EXTREME EASE SOFTWARE, INC.

By:	/S/ JAMES DEAN
Name:	James Dean
Title:	President

FORGENT NETWORKS, INC.

By:	/S/ PAUL TESLUK
Name:	Paul Tesluk
Title:	Assistant Treasurer

FORGENT NETWORKS CANADA, INC.

By:	/S/ PAUL TESLUK
Name:	Paul Tesluk
Title:	Secretary

NETWORK SIMPLICITY SOFTWARE, INC.,
a Delaware corporation

By:	/S/ PAUL TESLUK
Name:	Paul Tesluk
Title:	Assistant Secretary

SUBSCRIBED AND SWORN TO before me, the undersigned authority, by James Dean on this the 27th day of April, 2005.

/S/ JASON S. TWA
Notary Public
Jason S. Twa
Typed or Printed Name of Notary

SUBSCRIBED AND SWORN TO before me, the undersigned authority, by Dean, James of Extreme Ease Software, Inc. on this the 27th day of April, 2005.

/S/ JASON S. TWA
Notary Public
Jason S. Twa
Typed or Printed Name of Notary

SUBSCRIBED AND SWORN TO before me, the undersigned authority, by Paul, Teswk of Forgent Networks, Inc. on this the 28th day of April, 2005.

/S/ ALEXA C. COY
Notary Public
Alexa C. Coy
Typed or Printed Name of Notary
My Commission Expires:
10/22/08

SUBSCRIBED AND SWORN TO before me, the undersigned authority, by Tesluk, Paul of Forgent Networks Canada, Inc. on this the 28th day of April, 2005.

/s/ ALEXA C. COY
Notary Public
ALEXA C. COY
Typed or Printed Name of Notary
My Commission Expires:
10/22/08

SUBSCRIBED AND SWORN TO before me, the undersigned authority, by Tesluk, Paul of Network Simplicity Software, Inc. on this the 28th day of April, 2005.

/s/ ALEXA C. COY
Notary Public
ALEXA C. COY
Typed or Printed Name of Notary
My Commission Expires:
10/22/08